As Filed With the Securities and Exchange Commission on August 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Seneca Foods Corporation

(Exact name of Registrant as specified in its charter)

New York	16-0733425
(State of Incorporation)	(I.R.S. Employer Identification No.)

350 WillowBrook Office Park

Fairport, New York 14450

(Address of principal executive offices) (Zip code)

Seneca Foods Corporation Employees’ Savings Plan

(Full title of the plan)

Michael S. Wolcott, Chief Financial Officer

Seneca Foods Corporation

350 WillowBrook Office Park

Fairport, New York 14450
(Name and address of agent for service)

(585) 495-4100

(Telephone number, including area code, of agent for service)

Copies to:

Michael C. Donlon, Esq.

Bond, Schoeneck & King, PLLC

200 Delaware Avenue, Suite 900

Buffalo, New York 14202

(716) 416-7000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This registration statement is being filed by Seneca Foods Corporation (the “Company” or the “Registrant”) to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective. Specifically, this Form S-8 registers 1,200,000 additional shares of the Company’s Class A Common Stock, $0.25 par value per share (the “Class A Common Stock), and 350,000 additional shares of the Company’s Class B Common Stock, $0.25 par value per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), for issuance under the Seneca Foods Corporation Employees’ Savings Plan (the “Plan”). A previously filed Form S-8, as amended (Reg. No. 333-12365) also registered shares of Common Stock for issuance under the Plan and remains effective. Accordingly, pursuant to General Instruction E to Form S-8, this registration statement consists only of the facing page, this explanatory note, required consent and other exhibits, and the signature page. The contents of the above-referenced registration statement are incorporated by reference. The filing fee is being paid with respect to the additional securities only, as set forth in Exhibit 107 filed herewith.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents, which have previously been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(i)	The Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2025, filed with the Commission on June 26, 2026;

(ii)	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the Commission on June 11, 2026 (the “10-K”);

(iii)	Those portions of the Company’s definitive proxy statement for the 2026 Annual Meeting of Shareholders filed with the Commission on July 7, 2026 that are incorporated by reference into the 10-K;

(iv)	The Company’s Quarterly Report on Form 10-Q, filed with the Commission on August 6, 2026;

(v)

The Description of the Company’s Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019), including any subsequent amendment or report filed for the purpose of updating that description.

In addition, all documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K or the Plan’s Annual Report on Form 11-K, as applicable, covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, the Company is not incorporating any document or information deemed to have been furnished and not filed under Item 2.02 or Item 7.01 of any Current Report on Form 8-K in accordance with the Commission’s rules.

Item 8. Exhibits.

5.1	Opinion of Bond, Schoeneck & King, PLLC

23.1	Consent of Bond, Schoeneck & King, PLLC (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3	Consent of WithumSmith+Brown, P.C., Independent Registered Public Accounting Firm

23.4	Consent of Freed Maxick P.C., Independent Registered Public Accounting Firm

24	Power of Attorney (included on the signature page of this Form S-8)

107	Filing Fee Table

The Company will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) and has made or will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairport, New York on August 6, 2026.

SENECA FOODS CORPORATION

By:	/s/ Michael S. Wolcott
Michael S. Wolcott
Senior Vice President, Chief Financial Officer and Treasurer

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Paul L. Palmby and Michael S. Wolcott his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto each attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Powers of Attorney have been signed by the following persons in the capacities and as of August 6, 2026.

Signature	Title
/s/ Paul L. Palmby	President and Chief Executive Officer
Paul L. Palmby	Director (Principal Executive Officer)

/s/ Michael S. Wolcott	Senior Vice President, Chief Financial Officer and Treasurer
Michael S. Wolcott	(Principal Financial Officer)

/s/ Gregory R. Ide	Vice President, Controller and Assistant Secretary
Gregory R. Ide	(Principal Accounting Officer)

/s/ Kraig H. Kayser	Director (Chairman)
Kraig H. Kayser

/s/ Kathryn J. Boor	Director
Kathryn J. Boor

/s/ Peter R. Call	Director
Peter R. Call

/s/ John P. Gaylord	Director
John P. Gaylord

/s/ Linda K. Nelson	Director
Linda K. Nelson

/s/ Donald J. Stuart	Director
Donald J. Stuart

/s/ Bruce E. Ware	Director
Bruce E. Ware

/s/ Keith A. Woodward	Director
Keith A. Woodward

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairport, New York on August 6, 2026.

SENECA FOODS CORPORATION EMPLOYEES’ SAVINGS PLAN

By:	/s/ Michael S. Wolcott
Michael S. Wolcott
Senior Vice President, Chief Financial Officer and Treasurer